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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 21, 2004, the Company announced to its employees its plans to reallocate human resources between its US and European operations. As part of this process, the Company proposes to streamline its management structure to enhance internal communication to respond more quickly to customers and business opportunities. As a result of implementing this streamlined structure, the Company proposes to reduce its staff in Europe by 7 employees-- 5 in October, 2004 and 2 in December, 2004. The company will record a restructuring liability of approximately $483,000 to record related severance and benefit costs as of September 30, 2004. The Company estimates that its quarterly cash expenditures for compensation and other expense relating to these employees will be reduced by approximately $450,000 per quarter.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Allen Swann, President of Worldwide Field Operations, announced that effective September 30, 2004, he will retire from the Company. To permit an orderly transition, Mr. Swann will be retained as a consultant during the fourth quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.
Date: September 27, 2004	By: /s/ Charles W. Swan Charles Swan Interim Chief Financial Officer